UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2012

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification No.

1-15929	PROGRESS ENERGY, INC. 410 South Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-2155481

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

(a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated March 5, 2012, by and among the Registrant and Barclays Capital Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC, as underwriters and representatives of the several underwriters identified therein, in connection with the offering of $450,000,000 aggregate principal amount of the Registrant’s 3.15% Senior Notes due 2022 (the “Notes”), registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-179835). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

(b) OFFICER’S CERTIFICATE. In connection with the offering of the Notes, the Registrant has entered into an Officer’s Certificate (relating to the Notes), dated March 8, 2012, which supplements the Indenture (for Debt Securities), dated February 15, 2001, between the Registrant and The Bank of New York Mellon Trust Company, National Association, as successor trustee. The Officer’s Certificate (including the form of Note) is filed herewith as Exhibit 4.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (Reg. No. 333-179835) relating to the offering of the Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1	Underwriting Agreement, dated March 5, 2012, by and among the Registrant and Barclays Capital Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters.

4	Officer’s Certificate (including Form of 3.15% Senior Notes due 2022), dated March 8, 2012.

5	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in opinion filed as Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.

Registrant

	By:	/s/ David B. Fountain

David B. Fountain
Assistant Secretary

Date: March 8, 2012